EXHIBIT 4.5

SUPPLEMENTAL WARRANT INDENTURE

THIS SUPPLEMENTAL WARRANT INDENTURE dated as of the 25th day of May, 2018.

BETWEEN:

ALIO GOLD INC., a corporation incorporated under the laws of the Province of British Columbia

(“Alio”)

AND:

COMPUTERSHARE TRUST COMPANY OF CANADA, a trust company incorporated under the federal laws of Canada

(the “Warrant Agent”)

WHEREAS Rye Patch Gold Corp. (“Rye Patch”) and the Warrant Agent entered into a warrant indenture dated as of January 31, 2018 (the “Warrant Indenture”) for the issuance of a maximum of 15,384,700 warrants (the “Rye Patch Warrants”) of Rye Patch;

AND WHEREAS on March 18, 2018, Alio and Rye Patch entered into an arrangement agreement (the “Arrangement”) whereby the parties agreed to implement a plan of arrangement under the provisions of the Business Corporations Act (British Columbia) whereby Alio acquired 100% of the outstanding common shares of Rye Patch (the “Rye Patch Shares”). Under the Arrangement, Rye Patch shareholders received 0.48 of an Alio common share (each whole share, an “Alio Share”) and $0.001 for each Rye Patch Share (the “Cash Consideration”);

AND WHEREAS upon and from the completion of the Arrangement on May 25, 2018 (the “Effective Date”), the number of Rye Patch Warrants held by a holder are deemed to have been exchanged without any further action by the holders of the Rye Patch Warrants for share purchase warrants (the “Adjusted Warrants”) of the Company on the basis of one Adjusted Warrant for every one Rye Patch Warrant, with each Adjusted Warrant being exercisable into 0.48 Alio Shares at an exercise price of $1.649 per Adjusted Warrant (being the exercise price of $1.65 per Rye Patch Warrant, minus the Cash Consideration);

AND WHEREAS Alio has agreed to execute and deliver this Supplemental Warrant Indenture to, among other things, evidence its agreement to assume the Warrants and deliver, upon valid exercise by a holder of the Warrants, the Alio Shares.

AND WHEREAS section 8.1 of the Warrant Indenture provides for the creation of a supplemental indenture to the Warrant Indenture in connection with, among other things, any adjustments resulting from the application of the provisions of Article 4 of the Warrant Indenture;

AND WHEREAS the parties hereto are therefore desirous of executing and delivering this supplemental warrant indenture which is a supplemental warrant indenture for the purposes of the Warrant Indenture (this “Supplemental Warrant Indenture”);

AND WHEREAS the 2nd, 3rd and 4th recital above are made as representations and statements of fact by Alio and not by the Warrant Agent.

NOW THEREFORE THIS SUPPLEMENTAL WARRANT INDENTURE WITNESSES that for good and valuable consideration mutually given and received, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed and declared as follows:

1.This Supplemental Warrant Indenture is supplemental to the Warrant Indenture and the Warrant Indenture shall henceforth be read in conjunction with this Supplemental Warrant Indenture and all the provisions of the Warrant Indenture, except only insofar as the same may be inconsistent with the express provisions hereof, shall apply and have the same effect as if all the provisions of the Warrant Indenture and of this Supplemental Warrant Indenture were contained in one instrument and the expressions used herein shall have the same meaning as is ascribed to the corresponding expressions in the Warrant Indenture.

2.On and after the date hereof, each reference to “the Warrant Indenture, as amended by this Supplemental Warrant Indenture”, “this Warrant Indenture”, “this Indenture”, “herein”, “hereby”, and similar references, and each reference to “the Warrant Indenture” in any other agreement, certificate, document or instrument relating thereto, shall mean and refer to the Warrant Indenture as amended hereby.  Except as is necessary to give effect to the terms of this Supplemental Warrant Indenture, all other terms and conditions of the Warrant Indenture shall remain in full force and unchanged.

3.All references to “Rye Patch Gold Corp.” are replaced with “Alio Gold Inc.”

4.All references to “TSX Venture Exchange” or “TSX-V” are replaced with “Toronto Stock Exchange” or “TSX”, as applicable.

5.The second recital of the Warrant Indenture is deleted in its entirety and replaced with the following:

“AND WHEREAS pursuant to this Indenture, each Warrant shall, subject to adjustment, entitle the holder thereof to acquire 0.48 of a Common Share (each whole Common Share, a “Warrant Share”) upon payment of the Exercise Price prior to the Expiry Time upon the terms and conditions herein set forth;”

6.Notwithstanding the provisions of Section 4.1(g) of the Warrant Indenture, the definition of “Exercise Price” in Section 1.1 of the Warrant Indenture is deleted in its entirety and replaced with the following:

““Exercise Price” at any time means the price at which 0.48 of a Warrant Share may be acquired by the exercise of a whole Warrant, which is initially $1.649 per Warrant, payable in immediately available Canadian funds, subject to adjustment in accordance with the provisions of Section 4.1;”

7.The reference to “up to 15,384,700 Common Shares” in the definition of “Warrants” in Section 1.1 of the Warrant Indenture is replaced with “up to 7,384,656 Common Shares”.

8.The references to “one Warrant Share” in Sections 2.2(1) and 3.1 of the Warrant Indenture are replaced with “0.48 of a Warrant Share”.

9.Section 9.14 of the Warrant Indenture is deleted in its entirety.

10.The parties hereto agree that, upon and from 12:01 a.m. on the Effective Date (the “Effective Time”) of the Arrangement, each former holder of Rye Patch Warrants is deemed to be the holder of an equal number of Adjusted Warrants and is entitled to receive upon exercise of its Adjusted Warrants in lieu of each Rye Patch Share to which the holder would have been entitled upon such exercise prior to the Effective Time, for the same aggregate consideration payable therefor (less the Cash Consideration), 0.48 of an Alio Share for every Adjusted Warrant, subject to any further adjustments in accordance with the terms of the Warrant Indenture, and Alio hereby authorizes the Warrant Agent to deliver such Alio Shares on exercise of the Adjusted Warrants. The Adjusted Warrants shall otherwise continue to be governed by and subject to the terms of the Warrant Indenture.

11.Schedules “A”, “B” and “C” of the Warrant Indenture are deleted in their entirety and replaced with Schedules “A”, “B” and “C”, respectively, to this Supplemental Warrant Indenture.

12.Alio hereby covenants, acknowledges and agrees that, as and from the date hereof, pursuant to section 8.2 of the Warrant Indenture, it shall be bound by the provisions of the Warrant Indenture as amended by this Supplemental Warrant Indenture and shall become liable for the due and punctual performance and observance of each and every covenant and condition contained in the Warrant Indenture to be performed and observed by Rye Patch.

13.Any noticed to be delivered to Rye Patch pursuant to the terms of the Warrant Indenture shall be delivered to Alio in accordance with procedures set out in Section 10.1 of the Warrant Indenture as follows:

To:

Alio Gold Inc.

Suite 507, 700 West Pender St.

Vancouver, British Columbia V6C 1G8

Attention: Greg McCunn

Email:Greg.McCunn@aliogold.com

With a copy to:

Blake, Cassels & Graydon LLP

595 Burrard Street, P.O. Box 49314

Suite 2600, Three Bentall Centre

Vancouver, British Columbia V7X 1L3

Attention:  Andrew McLeod

Email: Andrew.McLeod@blakes.com

14.The Warrant Indenture shall be and continue in full force and effect, unamended, except as provided herein, and Alio hereby confirms the Warrant Indenture in all other respects.

15.This Supplemental Warrant Indenture shall be governed by and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein and shall be binding upon the parties hereto and their respective successors and assigns; and

16.This Supplemental Warrant Indenture may be simultaneously executed in several counterparts, each of which when so executed shall be deemed to be and original and such counterparts together shall constitute one and the same instrument and notwithstanding their date of execution shall be deemed to be dated as of the date first written above.

[Signature Page Follows]

Signature Page – Supplemental Warrant Indenture (Rye Patch Warrants)

IN WITNESS WHEREOF the parties hereto have executed this Supplemental Warrant Indenture.

ALIO GOLD INC.

By:“Colette Rustad”

Authorized Signatory

COMPUTERSHARE TRUST COMPANY OF CANADA

By:“Jill Dunn”

Authorized Signatory

By:“Ellis Amabel”

Authorized Signatory

Signature Page – Supplemental Warrant Indenture (Rye Patch Warrants)

SCHEDULE “A”

FORM OF WARRANT

THE WARRANTS EVIDENCED HEREBY ARE EXERCISABLE AT OR BEFORE 4:30 PM (TORONTO, ONTARIO TIME) ON JANUARY 31, 2020 (THE “EXPIRY DATE”), SUBJECT TO EARLIER EXPIRY TIME AS PROVIDED FOR HEREIN, AFTER WHICH TIME THE WARRANTS EVIDENCED HEREBY SHALL BE DEEMED TO BE VOID AND OF NO FURTHER FORCE OR EFFECT.

For all Warrants sold outside the United States and registered in the name of the Depository, also include the following legend:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF CDS CLEARING AND DEPOSITORY SERVICES INC. (“CDS”) TO ALIO GOLD INC. (THE “ISSUER”) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN RESPECT THEREOF IS REGISTERED IN THE NAME OF CDS & CO., OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS (AND ANY PAYMENT IS MADE TO CDS & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED HOLDER HEREOF, CDS & CO., HAS A PROPERTY INTEREST IN THE SECURITIES REPRESENTED BY THIS CERTIFICATE HEREIN AND IT IS A VIOLATION OF ITS RIGHTS FOR ANOTHER PERSON TO HOLD, TRANSFER OR DEAL WITH THIS CERTIFICATE.

For Warrants sold in the United States to non-QIB Purchasers or to or for the account or benefit of U.S. Persons or persons in the United States who are not QIB Purchasers, also include the following legends:

THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR U.S. STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THESE SECURITIES, AGREES FOR THE BENEFIT OF ALIO GOLD INC. (THE “CORPORATION”) THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, ONLY: (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH LOCAL LAWS AND REGULATIONS, (C) IN ACCORDANCE WITH (1) RULE 144A OF THE U.S. SECURITIES ACT, IF AVAILABLE, TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER”, AS DEFINED IN RULE 144A UNDER THE U.S. SECURITIES ACT (“QUALIFIED INSTITUTIONAL BUYER”), THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE OFFER, SALE OR TRANSFER IS BEING MADE IN RELIANCE OF RULE 144A UNDER THE U.S. SECURITIES ACT, OR (D) IN ANOTHER TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS; PROVIDED THAT IN THE CASE OF TRANSFERS PURSUANT TO (D) ABOVE OR AS MAY BE REQUIRED BY COMPUTERSHARE TRUST COMPANY OF CANADA (THE “WARRANT AGENT”), A LEGAL OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE CORPORATION AND THE WARRANT AGENT MUST FIRST BE PROVIDED TO SUCH EFFECT. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.

THIS SECURITY MAY NOT BE EXERCISED IN THE UNITED STATES OR BY OR ON BEHALF OF, OR FOR THE ACCOUNT OR BENEFIT OF, A U.S. PERSON OR PERSON IN THE UNITED STATES AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY NOT BE DELIVERED TO AN ADDRESS IN THE UNITED STATES UNLESS THIS SECURITY AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS SECURITY HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED IN REGULATION S UNDER THE U.S. SECURITIES ACT.

WARRANT
To acquire Common Shares of
ALIO GOLD INC.
(existing under the laws of British Columbia, Canada)

Warrant Certificate No. •

Certificate for • Warrants, each entitling the holder to acquire 0.48 of a Common Share (subject to adjustment as provided for in the Warrant Indenture (as defined below))

CUSIP 01627X132
ISIN CA01627X1327

THIS IS TO CERTIFY THAT, for value received,

(the “Warrantholder”) is the registered holder of the number of common share purchase warrants (the “Warrants”) of Alio Gold Inc. (the “Corporation”) specified above, and is entitled, on exercise of these Warrants upon and subject to the terms and conditions set forth herein and in the Warrant Indenture, to purchase at any time before the Expiry Time (as defined below) on January 31, 2020 (the “Expiry Date”) 0.48 of a fully paid and non-assessable common share without par value in the capital of the Corporation as constituted on the date hereof (each whole share, a “Common Share”) for each Warrant, subject to adjustment in accordance with the terms of the Warrant Indenture (as hereinafter defined). “Expiry Time” means 4:30 p.m. (Toronto, Ontario time) on the Expiry Date, provided that, if the Warrants are held by the Depository, such earlier time on the Expiry Date as may be required by the Depository pursuant to the Depository’s internal procedures.

The right to purchase Common Shares may only be exercised by the Warrantholder within the time set forth above by:

(a)duly completing and executing the exercise form (the “Exercise Form”) attached hereto; and

(b)surrendering this warrant certificate (the “Warrant Certificate”), with the Exercise Form to the Warrant Agent at the principal office of the Warrant Agent, in Vancouver, British Columbia, together with a certified cheque, bank draft or money order in the lawful money of Canada payable to or to the order of the Corporation in an amount equal to the purchase price of the Common Shares so subscribed for.

The surrender of this Warrant Certificate, the duly completed Exercise Form and payment as provided above will be deemed to have been effected only on personal delivery thereof to, or if sent by mail or other means of transmission on actual receipt thereof by, the Warrant Agent at its principal office as set out above.

Subject to adjustment thereof in the events and in the manner set forth in the Warrant Indenture hereinafter referred to, the exercise price payable for 0.48 of a Common Share upon the exercise of a Warrant shall be $1.649 (the “Exercise Price”).

Certificates for the Common Shares subscribed for will be mailed to the persons specified in the Exercise Form at their respective addresses specified therein or, if so specified in the Exercise Form, delivered to such persons at the office where this Warrant Certificate is surrendered.  If fewer Common Shares are purchased than the number that can be purchased pursuant to this Warrant Certificate, the holder hereof will be entitled to receive without charge a new Warrant Certificate in respect of the balance of the Common Shares not so purchased.  No fractional Common Shares will be issued upon exercise of any Warrant.

This Warrant Certificate evidences Warrants of the Corporation issued or issuable under the provisions of a warrant indenture (which indenture together with all other instruments supplemental or ancillary thereto is herein referred to as the “Warrant Indenture”) dated as of January 31, 2018 between the Corporation and Computershare Trust Company of Canada, as Warrant Agent, to which Warrant Indenture reference is hereby made for particulars of the rights of the holders of Warrants, the Corporation and the Warrant Agent in respect thereof and the terms and conditions on which the Warrants are issued and held, all to the same effect as if the provisions of the Warrant Indenture were herein set forth, to all of which the holder, by acceptance hereof, assents. Any capitalized term in this Warrant Certificate that is not otherwise defined herein, shall have the meaning ascribed thereto in the Warrant Indenture. The Corporation will furnish to the holder, on request and without charge, a copy of the Warrant Indenture.

On presentation at the principal office of the Warrant Agent as set out above, subject to the provisions of the Warrant Indenture and on compliance with the reasonable requirements of the Warrant Agent, one or more Warrant Certificates may be exchanged for one or more Warrant Certificates entitling the holder thereof to purchase in the aggregate an equal number of Common Shares as is purchasable under the Warrant Certificate(s) so exchanged.

The Warrant Indenture contains provisions for the adjustment of the Exercise Price payable for each Common Share upon the exercise of Warrants and the number of Common Shares issuable upon the exercise of Warrants in the events and in the manner set forth therein.

The Warrant Indenture also contains provisions making binding on all holders of Warrants outstanding thereunder resolutions passed at meetings of holders of Warrants held in accordance with the provisions of the Warrant Indenture and instruments in writing signed by Warrantholders of Warrants entitled to purchase a specific majority of the Common Shares that can be purchased pursuant to such Warrants.

Nothing contained in this Warrant Certificate, the Warrant Indenture or elsewhere shall be construed as conferring upon the holder hereof any right or interest whatsoever as a holder of Common Shares or any other right or interest except as herein and in the Warrant Indenture expressly provided.  In the event of any discrepancy between anything contained in this Warrant Certificate and the terms and conditions of the Warrant Indenture, the terms and conditions of the Warrant Indenture shall govern.

Warrants may only be transferred in compliance with the conditions of the Warrant Indenture on the register to be kept by the Warrant Agent in Vancouver, British Columbia, or such other registrar as the Corporation, with the approval of the Warrant Agent, may appoint at such other place or places, if any, as may be designated, upon surrender of this Warrant Certificate to the Warrant Agent or other registrar accompanied by a written instrument of transfer in form and execution satisfactory to the Warrant Agent or other registrar and upon compliance with the conditions prescribed in the Warrant Indenture and with such reasonable requirements as the Warrant Agent or other registrar may prescribe and upon the transfer being duly noted thereon by the Warrant Agent or other registrar.

The Warrants represented by this Warrant Certificate and the Common Shares issuable upon exercise hereof have not been and will not be registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”) or any applicable securities laws of any state of the United States.  The Warrants may not be exercised by, on behalf of, or for the account or benefit of, U.S. persons or persons in the United States and the Common Shares may not be delivered to an address in the United States, except pursuant to an exemption from the registration requirements of the U.S. Securities Act and in accordance with any applicable securities laws of any state of the United States after providing to the Corporation and the Warrant Agent such documentation as may be requested, including, if requested, a legal opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Corporation and the Warrant Agent to such effect; provided however, that holders that are either (i) “qualified institutional buyers” as defined under Rule 144A under the U.S. Securities Act or (ii) “accredited investors” as defined in Rule 501(a) of Regulation D under the U.S. Securities Act may exercise the Warrants by providing to the Corporation and the Warrant Agent an executed letter substantially in the form attached as Schedule ”C” to the Warrant Indenture.

Time is of the essence hereof.

This Warrant Certificate will not be valid for any purpose until it has been countersigned by or on behalf of the Warrant Agent from time to time under the Warrant Indenture.

The parties hereto have declared that they have required that these presents and all other documents related hereto be in the English language.  Les parties aux présentes déclarent qu’elles ont exigé que la présente convention, de même que tous les documents s’y rapportant, soient rédigés en anglais.

IN WITNESS WHEREOF the Corporation has caused this Warrant Certificate to be duly executed as of _____________________________.

Countersigned and Registered by: COMPUTERSHARE TRUST COMPANY OF CANADA By: _______________________ Authorized Signatory Date: _______________________	ALIO GOLD INC. By:_______________________ Authorized Signatory

FORM OF TRANSFER

TO:Computershare Trust Company of Canada

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers to ____________________________________________________________________________________________________________________________________________________________(print name and address) a total of ____________________ Warrants represented by this Warrant Certificate and hereby irrevocably constitutes and appoints ____________________ as its attorney with full power of substitution to transfer the said securities on the appropriate register of the  Warrant Agent.

In the case of a warrant certificate that contains a U.S. restrictive legend, the undersigned hereby represents, warrants and certifies that (one (only) of the following must be checked):

☐the transfer is being made to the Corporation;

☐	a declaration to the effect set forth in Schedule “B” to the Warrant Indenture is being delivered to the Warrant Agent concurrently with this Transfer Form;
☐

the transfer is being made pursuant to Rule 144A of the U.S. Securities Act of 1933, as amended (the “U.S. Securities Act”) to a person who the seller reasonably believes is a “qualified institutional buyer”, as defined in Rule 144A under the U.S. Securities Act (“Qualified Institutional Buyer”), that is purchasing for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the offer, sale or transfer is being made in reliance of Rule 144A under the U.S. Securities Act and such transfer is in compliance with any applicable securities laws of any state of the United States; or

☐

the holder has delivered to the Corporation and the Warrant Agent, an opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Corporation and the Warrant Agent that the transfer is in compliance with the U.S. Securities Act and any applicable securities laws of any state of the United States.

In the case of a warrant certificate that does not contain a U.S. restrictive legend, if the proposed transfer is to, or for the account or benefit of a U.S. Person or to a person in the United States, the undersigned hereby represents, warrants and certifies that the transfer of the Warrants is being completed pursuant to an exemption from the registration requirements of the U.S. Securities Act and any applicable state securities laws, in which case the undersigned has furnished to the Corporation and the Warrant Agent an opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Corporation and the Warrant Agent to such effect.

☐If transfer is to a U.S. Person or person in the United States, check this box.

DATED this ____ day of_________________, 20____.

SPACE FOR GUARANTEES OF SIGNATURES (BELOW))
	) ) )	__________________________________ Signature of Transferor
_________________________________ Guarantor’s Signature/Stamp	) )	__________________________________ Name of Transferor

REASON FOR TRANSFER – For US Residents only (where the individual(s) or corporation receiving the securities is a US resident).  Please select only one (see instructions below).

☐Gift                      ☐Estate               ☐Private Sale              ☐Other (or no change in ownership)

Date of Event (Date of gift, death or sale):               Value per Warrant on the date of event:

                 ☐CAD OR ☐ USD

CERTAIN REQUIREMENTS RELATING TO TRANSFERS – READ CAREFULLY

The signature(s) of the transferor(s) must correspond with the name(s) as written upon the face of this certificate(s), in every particular, without alteration or enlargement, or any change whatsoever.  All securityholders or a legally authorized representative must sign this form.  The signature(s) on this form must be guaranteed in accordance with the transfer agent’s then current guidelines and requirements at the time of transfer.  Notarized or witnessed signatures are not acceptable as guaranteed signatures.  As at the time of closing, you may choose one of the following methods (although subject to change in accordance with industry practice and standards):

•

Canada and the USA:  A Medallion Signature Guarantee obtained from a member of an acceptable Medallion Signature Guarantee Program (STAMP, SEMP, NYSE, MSP).  Many commercial banks, savings banks, credit unions, and all broker dealers participate in a Medallion Signature Guarantee Program.  The Guarantor must affix a stamp bearing the actual words “Medallion Guaranteed”, with the correct prefix covering the face value of the certificate.

•

Canada:  A Signature Guarantee obtained from an authorized officer of the Royal Bank of Canada, Scotia Bank or TD Canada Trust.  The Guarantor must affix a stamp bearing the actual words “Signature Guaranteed”, sign and print their full name and alpha numeric signing number.  Signature Guarantees are not accepted from Treasury Branches, Credit Unions or Caisse Populaires unless they are members of a Medallion Signature Guarantee Program. For corporate holders, corporate signing resolutions, including certificate of incumbency, are also required to accompany the transfer, unless there is a “Signature & Authority to Sign Guarantee” Stamp affixed to the transfer (as opposed to a “Signature Guaranteed” Stamp) obtained from an authorized officer of the Royal Bank of Canada, Scotia Bank or TD Canada Trust or a Medallion Signature Guarantee with the correct prefix covering the face value of the certificate.

•

Outside North America:  For holders located outside North America, present the certificates(s) and/or document(s) that require a guarantee to a local financial institution that has a corresponding Canadian or American affiliate which is a member of an acceptable Medallion Signature Guarantee Program.  The corresponding affiliate will arrange for the signature to be over-guaranteed.

OR

The signature(s) of the transferor(s) must correspond with the name(s) as written upon the face of this certificate(s), in every particular, without alteration or enlargement, or any change whatsoever.  The signature(s) on this form must be guaranteed by an authorized officer of Royal Bank of Canada, Scotia Bank or TD Canada Trust whose sample signature(s) are on file with the transfer agent, or by a member of an acceptable Medallion Signature Guarantee Program (STAMP, SEMP, NYSE, MSP).  Notarized or witnessed signatures are not acceptable as guaranteed signatures.  The Guarantor must affix a stamp bearing the actual words: “SIGNATURE GUARANTEED”, “MEDALLION GUARANTEED” OR “SIGNATURE & AUTHORITY TO SIGN GUARANTEE”, all in accordance with the transfer agent’s then current guidelines and requirements at the time of transfer.  For corporate holders, corporate signing resolutions, including certificate of incumbency, will also be required to accompany the transfer unless there is a “SIGNATURE & AUTHORITY TO SIGN GUARANTEE” Stamp affixed to the Form of Transfer obtained from an authorized officer of the Royal Bank of Canada, Scotia Bank or TD Canada Trust or a “MEDALLION GUARANTEED” Stamp affixed to the Form of Transfer, with the correct prefix covering the face value of the certificate.

REASON FOR TRANSFER – FOR US RESIDENTS ONLY

Consistent with US IRS regulations, Computershare is required to request cost basis information from US securityholders.  Please indicate the reason for requesting the transfer as well as the date of event relating to the reason.  The event date is not the day in which the transfer is finalized, but rather the date of the event which led to the transfer request (i.e. date of gift, date of death of the securityholder, or the date the private sale took place).

EXERCISE FORM

TO:ALIO GOLD INC.

AND TO:Computershare Trust Company of Canada

The undersigned holder of the Warrants evidenced by this Warrant Certificate hereby exercises ______________ (A) Warrants for the right to acquire ______________ (B) Common Shares ((A) multiplied by 0.48, rounded down to the nearest whole Common Share and subject to adjustment) of Alio Gold Inc.

Total Exercise Price Payable: _______________________________________________
((A) multiplied by $1.649, computed to the nearest whole cent, subject to adjustment)

The undersigned hereby exercises the right of such holder to be issued, and hereby subscribes for, Common Shares that are issuable pursuant to the exercise of such Warrants on the terms specified in such Warrant Certificate and in the Warrant Indenture.

The undersigned hereby acknowledges that the undersigned is aware that the Common Shares received on exercise may be subject to restrictions on resale under applicable securities legislation.

Any capitalized term herein that is not otherwise defined herein, shall have the meaning ascribed thereto in the Warrant Indenture.

As at the time of exercise hereunder, the undersigned represents, warrants and certifies as follows:

☐

(A)The undersigned holder (i) at the time of exercise of the Warrants and execution and delivery of this Exercise Form is not in the United States (as defined in Regulation S under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”)); (ii) is not a U.S. person (as defined in Regulation S under the U.S. Securities Act), (iii) is not exercising the Warrants for the account or benefit of a U.S. person or person in the United States; and (iv) the delivery of the underlying Warrant Shares will not be to an address in the United States; OR

☐

(B)The undersigned holder is a QIB Purchaser and is a “qualified institutional buyer” as defined in Rule 144A under the U.S. Securities Act and has previously executed and delivered  the Qualified Institutional Buyer Letter to the Corporation in connection with the original issuance of the Warrants ; OR

☐

(C)The undersigned holder is a Qualified Institutional Buyer or is an “accredited investor” as defined in Rule 501(a) of Regulation D under the U.S. Securities Act and is providing concurrently with this Exercise Form an executed letter substantially in the form attached as Schedule ”C” to the Warrant Indenture (a copy of which may be obtained by contacting the Warrant Agent); OR

☐

(D)The undersigned holder has delivered to the Corporation and the Warrant Agent an opinion of counsel (which will not be sufficient unless it is from counsel of recognized standing and in form and substance reasonably satisfactory to the Corporation and the Warrant Agent) to the effect that an exemption from the registration requirements of the U.S. Securities Act and applicable securities laws of any state of the United States is available.

The undersigned holder understands that unless boxes (A) or (B) above is checked the certificate representing the Common Shares will bear a legend restricting transfer under the U.S. Securities Act and applicable securities laws of any state of the United States unless an exemption from registration requirements is available.

It is understood that the Corporation and Computershare Trust Company of Canada may require evidence to verify the foregoing representation.

The undersigned hereby irrevocably directs that the said Common Shares be issued, registered and delivered as follows:

Name(s) in Full and Social Insurance Number(s) (if applicable)	Address(es)	Number of Common Shares

Please print full name in which certificates representing the Common Shares are to be issued.  If any Common Shares are to be issued to a person or persons other than the registered holder, the registered holder must pay to the Warrant Agent all exigible transfer taxes or other government charges, if any, and the Form of Transfer must be duly executed.

Once completed and executed, this Exercise Form must be mailed or delivered to Computershare Trust Company of Canada, c/o General Manager, Corporate Trust.

DATED this ____day of _____, 20__.

)
)
Witness	)	(Signature of Warrantholder, to be the same as appears on the face of this Warrant Certificate)
)
	)	Name of Registered Warrantholder

☐Please check if the certificates representing the Common Shares are to be delivered at the office where this Warrant Certificate is surrendered, failing which such certificates will be mailed to the address set out above.  Certificates will be delivered or mailed as soon as practicable after the surrender of this Warrant Certificate to the Warrant Agent.

SCHEDULE “B”

FORM OF DECLARATION FOR REMOVAL OF LEGEND

TO:Computershare Trust Company of Canada
Computershare Investor Services Ltd.

as registrar and transfer agent for the Warrants and Common Shares issuable upon exercise of the Warrants of Alio Gold Inc.

The undersigned (a) acknowledges that the sale of the securities of Alio Gold Inc. (the “Corporation”) to which this declaration relates is being made in reliance on Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”) and (b) certifies that (1) the undersigned is not an affiliate of the Corporation as that term is defined in the U.S. Securities Act, (2) the offer of such securities was not made to a person in the United States and either (A) at the time the buy order was originated, the buyer was outside the United States, or the seller and any person acting on its behalf reasonably believed that the buyer was outside the United States, or (B) the transaction was executed in, on or through the facilities of the Toronto Stock Exchange or any other designated offshore securities market as defined in Regulation S under the U.S. Securities Act and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States, (3) neither the seller nor any affiliate of the seller nor any person acting on any of their behalf has engaged or will engage in any directed selling efforts in the United States in connection with the offer and sale of such securities, (4) the sale is bona fide and not for the purpose of “washing off” the resale restrictions imposed because the securities are “restricted securities” (as such term is defined in Rule 144(a)(3) under the U.S. Securities Act), (5) the seller does not intend to replace the securities sold in reliance on Rule 904 of the U.S. Securities Act with fungible unrestricted securities and (6) the contemplated sale is not a transaction, or part of a series of transactions which, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the U.S. Securities Act.  Terms used herein have the meanings given to them by Regulation S.

DATED this ____day of _____, 20__.

(Name of Seller)
By:
Name:
Title:

Affirmation by Seller’s Broker-Dealer
(required for sales under (b)2(B) above)

We have read the foregoing representations of our customer, _________________________________ (the “Seller”) dated _______________________, with regard to our sale, for such Seller’s account, of the _________________ securities, represented by certificate number ______________ (the “Securities”), of Alio Gold Inc. and on behalf of ourselves we certify and affirm that (A) we have no knowledge that the transaction had been prearranged with a buyer in the United States, (B) the transaction was executed on or through the facilities of the Toronto Stock Exchange or other designated offshore securities market and (C) neither we, nor any person acting on our behalf, engaged in any directed selling efforts in connection with the offer and sale of such securities.  Terms used herein have the meanings given to them by Regulation S.

____________________________________________________

Name of Firm

By:________________________________________________

Authorized officer

Date:_______________________________________________

SCHEDULE “C”

FORM OF U.S. PURCHASER CERTIFICATION UPON EXERCISE OF WARRANTS

Alio Gold Inc.

- and to –

Computershare Trust Company of Canada, as Warrant Agent

Dear Sirs:

The undersigned is delivering this letter in connection with the purchase of common shares (the “Common Shares”) of Alio Gold Inc., a corporation existing under the laws of British Columbia (the “Corporation”) upon the exercise of warrants of the Corporation (“Warrants”), issued under the warrant indenture dated as of January 31, 2018, as amended, between the Corporation and Computershare Trust Company of Canada.

The undersigned hereby confirms that:

(a)	it is either (check one):
□	an “accredited investor” as defined in Rule 501 (a) of Regulation D under the United States Securities Act of 1933 (the “U.S. Securities Act”); or
□	a qualified institutional buyer as defined in Rule 144A under the U.S. Securities Act (“Qualified Institutional Buyer”).
(b)	if an institution, we are authorized to consummate the purchase of the Common Shares;
(c)	it is purchasing the Common Shares for its own account;
(d)	it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of purchasing the Common Shares;
(e)	it is not acquiring the Common Shares with a view to any resale, distribution or other disposition of the Common Shares in violation of United States federal or state securities laws;
(f)	it acknowledges that it has had access to such financial and other information as it deems necessary in connection with its decision to exercise the Warrants and purchase the Common Shares;
(g)

it acknowledges that it has not purchased the Warrants and is not purchasing the Common Shares as a result of any “general solicitation” or “general advertising” (as such terms are used in Regulation D under the U.S. Securities Act), including, but not limited to, advertisements, articles, notices or other communications published on the internet or in any newspaper, magazine or similar media, or broadcast over radio, television or the internet, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising or as a result of any public offering within the meaning of Section 4(2) of the U.S. Securities Act;

(h)

it understands that the Common Shares are being offered in a transaction not involving any public offering within the United States within the meaning of the U.S. Securities Act, that Warrants have not been and the Common Shares have not been and will not be registered under the U.S. Securities Act and that the offer and sale of the Common Shares is being made in reliance upon exemptions from the registration requirements of the U.S. Securities Act and similar exemptions from all applicable state securities laws;

(i)

it understands that any Common Shares acquired by it will be in the form of definitive physical certificates (unless it is a Qualified Institutional Buyer) and that such certificates will bear a legend as set forth in Section 3.3(3) of the Warrant Indenture reflecting the fact that we will not offer, sell, pledge or otherwise transfer, directly or indirectly, any of the Common Shares unless (i) the sale is to the Corporation; (ii) the sale is made outside the United States in compliance with the requirements of Rule 904 of Regulation S under the U.S. Securities Act and in accordance with local laws and regulations, (C) in compliance with (i) Rule 144A, if available to the seller, to a person who the seller reasonably believes is Qualified Institutional Buyer that is purchasing for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the offer, sale or transfer is being made in reliance of Rule 144A, or (D) in another transaction that does not require registration under the U.S. Securities Act or any applicable state securities laws of the United States and in the case of (D), the seller furnishes to the Corporation and its transfer agent an opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Corporation and its transfer agent to such effect;

(j)

it consents to the Corporation making a notation on its records or giving instructions to any transfer agent of the Common Shares in order to implement the restrictions on transfer set out and described above;

(k)

it understands and acknowledges that the Corporation is not obligated to file and has no present intention of filing with the United States Securities and Exchange Commission or with any state securities administrator any registration statement in respect of resales of the Common Shares in the United States;

(l)

it understands and agrees that (i) there may be material tax consequences related to an acquisition, holding, disposition or exercise of any of the Common Shares; (ii) it is the sole responsibility of the purchaser to determine and assess such tax consequences as may apply to the purchaser’s particular circumstances; and (iii) the Corporation gives no opinion and makes no representation with respect to the tax consequences under United States federal, state, local or Canadian Federal or Provincial or other tax laws of an acquisition, holding or disposition of the Common Shares, including the tax consequences of the Corporation likely being classified a “passive foreign investment company,” as such term is defined under the United States Internal Revenue Code of 1986, as amended (the “Code”);

(m)

it understands and acknowledges that the Corporation (i) is not obligated to remain a “foreign issuer” within the meaning of Regulation S under the U.S. Securities Act, (ii) may not, at the time the Common Shares are resold by the undersigned or at any other time, be a foreign issuer, and (iii) may engage in one or more transactions which could cause the Corporation not to be a foreign issuer and if the Corporation is not a foreign issuer at the time of any sale or other transfer of such Common Shares pursuant to Rule 904 of Regulation S under the U.S. Securities Act, the certificates representing such Common Shares may continue to bear the legend described above;

(n)

it understands and acknowledges that (i) if the Corporation is deemed to have been at any time previously an issuer with no or nominal operations and no or nominal assets other than cash and cash equivalents, Rule 144 under the U.S. Securities Act may not be available for resales of the Common Shares and (ii) the Corporation is not obligated to make Rule 144 under the U.S. Securities Act available for resales of the Common Shares; and

(o)

it represents and warrants that the funds representing the aggregate exercise price which will be advanced by it to the Corporation upon exercise of the Warrants will not represent proceeds of crime for the purposes of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (the “PATRIOT Act”) and it acknowledges that the Corporation may in the future be required by law to disclose its name and other information relating to the subscription agreement and the its subscription hereunder, on a confidential basis, pursuant to the PATRIOT Act.

We acknowledge that you will rely upon our confirmations, acknowledgements and agreements set forth herein, and we agree to notify you promptly in writing if any of our representations or warranties herein ceases to be accurate or complete.

DATED this ____day of _____, 20__.

(Name of U.S. Purchaser)
By:
Name:
Title:
Address: